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EXHIBIT 3.2

                         AMENDED AND RESTATED BYLAWS OF
                              GLOBAL OUTDOORS, INC.


                                    ARTICLE I
                                CORPORATE OFFICES

         The corporation shall maintain a registered office in the State of Alaska. The Board of Directors (the "BOARD") may establish other offices in or outside the State of Alaska.

                                   ARTICLE II
                                      STOCK

2.1      ISSUANCE OF SHARES.

                  (a) AUTHORIZED SHARES. The corporation may issue the number of shares of each class or series authorized by the Articles of Incorporation (the "ARTICLES"). Shares that are issued are outstanding shares until they are reacquired, redeemed, converted, or cancelled.

                  (b) BOARD AUTHORIZATION FOR ISSUANCE. The Board must authorize any issuance of shares. The Board may issue shares in exchange for consideration consisting of any tangible or intangible property or benefit to the corporation, including cash and services performed. The Board's authorization must state the maximum number of shares of each class or series that may be issued and the price for each share. In the absence of fraud in the transaction, the judgment of the Board to the value of the consideration received for shares is conclusive.

                  (c) SALES SUBJECT TO RESTRICTIONS. The corporation may issue shares, which are subject to restrictions on their transfer as provided in
SECTION 2.10.

                  (d) WHEN FULLY PAID. When the corporation has received the consideration in exchange for which the Board has authorized the issuance of shares, the shares issued will be fully paid and nonassessable.

                  (e) RE-ACQUISITION. The corporation may acquire its own shares. Shares so acquired shall constitute authorized but unissued shares.

2.2      FRACTIONAL SHARES OR SCRIP.

                  (a) ISSUANCE. The corporation may:

                           (1) Issue fractions of a share or pay in money the
value of fractions of a share;

                           (2) Arrange for disposition of fractional shares by
the shareholders; and

                           (3) Issue scrip entitling the holder to receive a
full share upon surrendering enough scrip to equal a full share.

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                  (b) SCRIP. Each certificate representing scrip must be
conspicuously labeled "scrip," and must state on its face:

                           (1) The name of this corporation;

                           (2) That this corporation is organized under the laws
of the State of Alaska;

                           (3) The name of the person to whom it is issued; and

                           (4) The fractional portion and class of shares and
the designation of the series, if any, the certificate represents.

                  (c) RIGHTS OF HOLDERS. The holder of a fractional share is entitled to exercise the rights of a shareholder, including the right to vote, to receive dividends, and to participate in the assets of the corporation upon liquidation. The holder of scrip is not entitled to any of these rights unless the scrip so provides.

                  (d) CONDITIONS ON ISSUANCE. The Board may authorize the issuance of scrip subject to any condition considered desirable, including:

                           (1) That the scrip will become void if not exchanged
for full shares before a specified date; and

                           (2) That the shares for which the scrip is
exchangeable may be sold and the proceeds paid to the scripholders.

2.3      ISSUANCE OF RIGHTS OR OPTIONS TO PURCHASE SHARES.

                  (a) ISSUANCE OF RIGHTS OR OPTIONS. The corporation may issue rights, options, or warrants for the purchase of shares of the corporation. The Board shall determine the terms upon which the rights, options, or warrants are issued, their form and content, and the consideration for which the shares are to be issued upon exercise of any such right, option, or warrant.

                  (b) SHAREHOLDER APPROVAL. If the rights, warrants or options are to be issued to directors, officers, or employees of the corporation and not to the shareholders generally, their issuance shall be authorized by the approval of the outstanding shares or must be consistent with an option or rights plan so approved or ratified.

                  (c) In the absence of fraud in the transaction, the judgment of the Board as to the adequacy of the consideration received for the rights, warrants or options is conclusive.

2.4      NO SHAREHOLDERS' PREEMPTIVE RIGHTS.

         The shareholders shall not have preemptive rights to acquire any shares in the corporation.

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2.5      CERTIFICATES OF STOCK.

         The secretary shall issue stock certificates evidencing ownership of shares in the corporation. Stock certificates shall be issued in their proper numerical order. Each shareholder shall be entitled to a certificate, which has been signed either manually or in facsimile by the president or a vice president and the secretary or an assistant secretary, and which may be sealed with the corporate seal or a facsimile of the seal. The signatures of the president or a vice president and the secretary or an assistant secretary may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar, other than the corporation itself or an employee of the corporation. The secretary may issue a certificate bearing the signature of an individual who no longer holds that office. Such a certificate shall have the same effect as it would if the person still held office on the date of issue. Every stock certificate shall state:

                  (a) The name of the corporation;

                  (b) That the corporation is incorporated in Alaska;

                  (c) The name of the person to whom the shares represented by the certificate are issued;

                  (d) The number, class, and designation of the series, if any, of the shares represented by the certificate;

                  (e) If there is more than one class, a statement that the corporation will furnish to any shareholder, upon request and without charge, a full written statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized by the corporation, and the variations in rights, preferences, and limitations determined for each series; and

                  (f) Either a complete description or a reference to the existence and general nature of any restrictions on the ownership or transfer of the shares which the certificate represents.

2.6      LOST OR DESTROYED CERTIFICATES.

         The secretary may issue a replacement certificate in place of a lost, mutilated, or destroyed certificate, upon proof that the certificate was lost, mutilated, or destroyed, if the holder of the certificate gives a satisfactory bond of indemnity to the corporation. The secretary may issue a replacement certificate without requiring any bond when the Board determines it is proper to do so.

2.7      STOCK RECORDS.

         The secretary shall keep the stock transfer books at the registered office or principal place of business of the corporation, or at the office of the corporation's transfer agent or registrar. The secretary, or the transfer agent or registrar, shall enter on the stock transfer books the name and address of each shareholder, together with the class, number of shares, and date on which the shares were issued or transferred to the shareholder. Each shareholder shall keep the shareholder's current address on file with the secretary.

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2.8      RECORD OWNERS.

         The corporation shall treat a shareholder of record as the owner of the shares for all purposes. The corporation shall not be bound to recognize any claim to or interest in any share on the part of any other person, whether or not it has notice of such a claim or interest, until that person's name has been entered on the transfer books as the shareholder of record.

2.9      STOCK TRANSFERS.

                  (a) METHOD OF TRANSFER. Subject to any restrictions placed on the transfer of shares at or prior to the time such shares are issued, shareholders may transfer their shares by delivering the certificates to the transferee, accompanied by:

                           (1) An assignment in writing on the back of the
certificate, or an assignment separate from certificate, or a written power of attorney to sell, assign, and transfer the shares which is signed by the record holder of the certificate; and

                           (2) Any additional documents, instruments, or other
evidences necessary to satisfy the requirements of any transfer restrictions applicable to the shares by law or by contract.

                  (b) SURRENDER OF OLD CERTIFICATE TO SECRETARY. Upon receipt of a transferred certificate, a transferee shall surrender the certificate, along with evidence that the certificate was transferred to the transferee, to the secretary, so that the secretary may record the transfer on the stock transfer books and issue a new certificate to the transferee.

                  (c) RECORDING TRANSFERS. Except as otherwise specifically provided in these Amended and Restated Bylaws, the secretary shall not record any shares of stock as having been transferred on the books of the corporation until the outstanding certificates for those shares have been surrendered to the corporation. The secretary shall cancel all certificates surrendered to the corporation for transfer. The secretary shall issue no new certificate until the former certificate representing those shares has been surrendered and cancelled, except as provided in SECTION 2.6.

2.10     RESTRICTIONS ON TRANSFER.

         The Board may restrict the transfer of the corporation's shares as permitted by law. The existence of any such restriction shall be noted conspicuously on the front or back of the certificate. No such restriction will affect shares issued before the restriction was adopted, unless the holders of the shares are parties to the restriction agreement or voted in favor of the restriction.

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                                   ARTICLE III
                                  SHAREHOLDERS

3.1      ANNUAL MEETING.

         The corporation shall hold a meeting of the shareholders annually on a date and at a time and place set by the Board. Unless otherwise determined by the Board, the order of business at the annual meeting of shareholders shall be as follows:

                  (a) Calling the meeting to order;

                  (b) Proof of notice of meeting, or filing of waivers of
                      notice;

                  (c) Appoint inspector of election, if necessary, determine quorum;

                  (d) Reading of minutes of the last annual meeting;

                  (e) Reports from officers;

                  (f) Reports from committees;

                  (g) Election of directors;

                  (h) Other business; and

                  (i) Adjourn.

3.2      SPECIAL MEETINGS.

         The corporation shall hold a special meeting of the shareholders:

                  (a) On call of the Board, the chairman, or the president; or

                  (b) If the holders of at least ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the meeting, sign, date, and deliver to the secretary one or more written demands for a special meeting which describe the purposes for the meeting.

         Only issues identified in the notice of a special meeting may be conducted at that meeting. The secretary shall issue notice of any special meeting as provided in SECTION 3.6(b).

3.3      ADJOURNED MEETINGS.

         The chairman of the meeting may adjourn a shareholders' meeting at any time a quorum, as that term is defined in SECTION 3.8, is not present. With the consent of the holders of a majority of the shares represented in person or by proxy, and entitled to vote at a shareholders' meeting, the chairman of the meeting may adjourn the meeting for any reason to a time and place determined by the chairman of the meeting. The chairman of the meeting may adjourn a meeting at which directors are to be elected only from day to day until the directors are elected.

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3.4      MEETING PLACE.

         Shareholders' meetings may be held either at the corporation's registered Alaska office or at any other place designated by the Board and identified in the notice of the meeting.

3.5      CHAIRMAN OF THE MEETING.

         The chairman shall serve as chairman of all shareholders' meetings. In the absence of the chairman, the president or any other person appointed by the Board shall serve as chairman of a shareholders' meeting.

3.6      NOTICE OF SHAREHOLDERS' MEETINGS.

                  (a) ANNUAL MEETINGS. The corporation shall notify the shareholders of each annual shareholders' meeting. The corporation shall deliver written or printed notice, as provided in Alaska Corporations Code, AS 10.06.410, as amended from time to time, at least twenty (20), but not more than sixty (60), days before the meeting date, either personally or by mail, by or at the direction of the president, secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at the meeting. If mailed, the notice is considered delivered when deposited with postage prepaid in the United States mail addressed to the shareholder at the address of the shareholder as it appears on the stock transfer books of the corporation, or if the shareholder has filed with the secretary a written request that notice be mailed to a different address, addressed to the shareholder at the requested address. Notice of an annual meeting need not include a description of the purposes of the meeting, unless a purpose of the meeting is to consider an amendment to the Articles, a planned merger or share exchange, a proposed sale, lease, or other disposition of all or substantially all of the property of the corporation other than in the regular course of business, or the dissolution of the corporation. The corporation must deliver notice to all shareholders entitled to vote at the annual meeting, and must notify certain other shareholders of an annual meeting as provided by the Alaska Corporations Code.

                  (b) SPECIAL MEETINGS. The corporation shall notify the shareholders entitled to vote on the actions to be considered at any special meeting called pursuant to SECTION 3.2 in the manner prescribed in SECTION 3.6(a). The notice must include a description of the purposes for which the meeting was called, and, if the meeting is for the purpose of considering an amendment to the Articles, a planned merger or share exchange, a proposed sale, lease, or other disposition of all or substantially all of the property of the corporation other than in the regular course of business, or the dissolution of the corporation, then the notice must describe the proposed action with reasonable clarity and must contain or be accompanied by a copy of the proposed amendment, the plan of merger or exchange, or the agreement of sale or lease, as applicable. If the corporation fails to issue the notice within ten (10) days after shareholders holding ten percent (10%) or more of the outstanding shares entitled to vote on a particular issue have delivered to the secretary written demand for a special meeting to consider that issue, the shareholders requesting the meeting may issue the notice on behalf and at the expense of the corporation.

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                  (c) ADJOURNED MEETINGS. In general, the corporation need not provide notice to the shareholders of an adjourned meeting if the time, date, and place for reconvening the meeting is announced before the meeting is adjourned. However, if the chairman of a meeting adjourns a meeting for more than one hundred twenty (120) days from the date of the original meeting, the secretary shall fix a new record date for the adjourned meeting and shall issue a notice of the adjourned meeting to each shareholder of record entitled to notice of or to vote at the adjourned meeting in the manner prescribed in
SECTION 3.6(a).

3.7      WAIVER OF NOTICE.

                  (a) WRITTEN WAIVER. A shareholder may waive any notice before or after the date and time of the meeting that is the subject of the notice. Except as provided by SECTION 3.7(b) and (c), the waiver must be in writing, signed by the shareholder entitled to the notice, and delivered to the corporation for inclusion in the minutes or filing with the corporate records.

                  (b) WAIVER BY ATTENDANCE. A shareholder's attendance at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

                  (c) WAIVER OF OBJECTION TO PARTICULAR MATTER. A shareholder waives objection to consideration of a particular matter at a meeting that is not within the purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

3.8      QUORUM.

                  (a) ACTION IF QUORUM PRESENT. Shares issued, outstanding and entitled to vote may take action on a matter at a meeting only if a quorum, as defined in the Articles, of those shares is present.

                  (b) SHARES REPRESENTED FOR ENTIRE MEETING. Shareholders present at a meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken other than adjournment is approved by at least a majority of shares required to constitute a quorum.

3.9      ATTENDANCE BY COMMUNICATIONS EQUIPMENT.

         Shareholders may participate in a shareholders' meeting by any means of communication which enables all persons participating in the meeting to hear each other simultaneously during the meeting. A shareholder who participates by means of communications equipment is deemed to be present in person at the meeting.

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3.10     VOTING.

                  (a) GENERAL RULE. In general and except as otherwise required by the Alaska Corporations Code or by another provision of these Amended and Restated Bylaws, if a quorum is present, a matter may be approved if the votes cast favoring the action exceed the votes cast opposing the action.

                  (b) ELECTION OF DIRECTORS. Directors shall be elected in accordance with the provisions of SECTION 4.5.

                  (c) AMENDMENTS TO QUORUM RULES. An amendment to the Articles adding, changing, or deleting either:

                           (1) A quorum for a voting group greater or lesser
than specified in SECTION 3.8;
or

                           (2) A voting requirement for a voting group greater
than specified in SECTION 3.10(a),

must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirements then in effect.

3.11     PROXIES.

                  (a) VOTING BY PROXY. A shareholder may vote the shareholder's shares in person or by proxy.

                  (b) PROXY APPOINTMENT. A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form pursuant to Alaska Corporations Code, AS 10.06.418 and AS 10.06.420, as such statutes are amended from time to time.

                  (c) TERM OF APPOINTMENT. An appointment of a proxy is effective when received by the secretary. An appointment is valid for eleven
(11) months unless it is revoked earlier or the appointment form expressly provides for a longer period that is consistent with Alaska Corporations Code, AS 10.06.418, as amended from time to time.

                  (d) DEATH OR INCAPACITY OF SHAREHOLDER. The death or incapacity of the shareholder appointing a proxy does not affect the right of the corporation to accept the proxy's authority, unless the secretary is given notice of the death or incapacity before the proxy exercises the proxy's authority under the appointment.

                  (e) CORPORATION'S POWER TO ACCEPT PROXY'S ACTIONS. The corporation is entitled to accept a proxy's vote or other action as that of the shareholder, subject to the provisions of SECTION 3.12 and to any express limitation on the proxy's authority appearing on the face of the appointment form.

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3.12     CORPORATION'S ACCEPTANCE OF VOTES.

                  (a) ACCEPTANCE OF VOTE. If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the corporation may accept the vote, consent, waiver, or proxy appointment as the shareholder's act.

                  (b) VOTE NOT BY SHAREHOLDER. If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of its shareholder, the corporation may accept the vote, consent, waiver, or proxy appointment as the shareholder's act if:

                           (1) The shareholder is an entity and the name signed
purports to be that of an officer, partner, or agent of the entity;

                           (2) The name signed purports to be that of an
administrator, executor, guardian, or conservator representing the shareholder and evidence of fiduciary status acceptable to the corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

                           (3) The name signed purports to be that of a receiver
or trustee in bankruptcy of the shareholder, and evidence of this status acceptable to the corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

                           (4) The name signed purports to be that of a pledgee,
beneficial owner, or attorney-in-fact of the shareholder and evidence acceptable to the corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, or proxy appointment; or

                           (5) The vote, consent, waiver, or proxy appointment
otherwise complies with Alaska Corporations Code, AS 10.06.420, as amended from time to time.

                  (c) REJECTION OF VOTE. The corporation may reject a vote, consent, waiver, or proxy appointment if the secretary has reasonable basis for doubt about the validity of the signature or about the signatory's authority to sign for the shareholder.

3.13     SHAREHOLDERS' LIST FOR MEETING.

                  (a) SHAREHOLDERS' LIST. After the corporation fixes a record date for a meeting, the officer or agent having charge of the stock transfer books for shares of the corporation shall prepare an alphabetical list of the names of all shareholders as of the record date who are entitled to notice of a shareholders' meeting. The list must be arranged by voting group (and within each voting group by class or series of shares), show the most recent address on file for each shareholder, and identify the number of shares held by each shareholder, and shall be complete and kept on file at the registered office of the corporation at least twenty (20) days prior to the meeting.

                  (b) LIST AVAILABLE FOR INSPECTION. The corporation shall make the shareholders' list available for inspection by any shareholder, beginning twenty (20) days prior to the meeting and continuing through the meeting. A

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shareholder, or the shareholder's agent or attorney, may inspect the list during regular business hours and at the shareholder's expense during the period it is available for inspection.

                  (c) SHAREHOLDERS ENTITLED TO INSPECT. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books, or to vote at any meeting of the shareholders.

                  (d) RIGHT TO COPY. A shareholder may copy the shareholders' list as provided in SECTION 10.2 and 10.3.

                  (e) FAILURE TO COMPLY WITH THIS SECTION. Failure to comply with the requirements of this SECTION 3.13 shall not affect the validity of any action taken at such meeting of the shareholders.

3.14     FIXING THE RECORD DATE.

                  (a) DATE FOR MEETINGS. In order to determine the holders of record of the corporation's stock who are entitled to notice of meetings, to vote at a meeting or adjournment thereof, and to receive payment of any dividend, or to make a determination of the shareholders of record for any proper purpose, the Board may prescribe that the stock transfer books shall be closed for a stated period which in no event will be more than seventy (70) days nor less than twenty (20) days, prior to the date of the action which requires such determination. The Board may, in lieu of closing the stock transfer books of the corporation, fix a record date which in no event will be more than sixty
(60) days nor less than twenty (20) days prior to the date of the action which requires such determination as the record date for such determination of shareholders.

                  (b) DATE FOR ACTION WITHOUT MEETING. The record date for determining which shareholders may vote to take action without a meeting is the date the first shareholder signs the consent describing the action to be taken.

3.15     ACTION BY SHAREHOLDERS WITHOUT A MEETING.

                  (a) ACTION AGREED TO BY ALL SHAREHOLDERS. In accordance with Alaska Corporations Code, AS 10.06.423, as amended from time to time, the shareholders may take any action within their powers without a meeting if the action is agreed to by all the shareholders entitled to vote on the action. To take an action without a meeting, each shareholder entitled to vote on the action must sign a written consent, identical in content, describing the action to be taken. The consents must be delivered to the corporation for inclusion in the minutes or filing with the corporate records.

                  (b) RECORD DATE. The record date for determining shareholders entitled to take action without a meeting shall be as specified in SECTION 3.14(b).

                  (c) WITHDRAWAL OF CONSENT. A shareholder may withdraw written consent only by delivering a written notice of withdrawal to the corporation prior to the time that all consents are filed with the secretary of the corporation. Such revocation is effective upon receipt by the secretary.

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                  (d) EFFECTIVE DATE OF ACTION. Action taken by the shareholders without a meeting shall be effective when all consents are in possession of the corporation, unless the consents specify a later effective date.

                  (e) ACTION BY CONSENT. An action taken by consent has the effect of a meeting vote and may be described as such in any document.

3.16     SHAREHOLDER PROPOSALS AND NOMINATIONS AT MEETINGS

                  (a) ALL NOMINATIONS AND PROPOSALS. All nominations of individuals for election to the Board at a meeting of the shareholders and proposals of business to be considered at a meeting of the shareholders shall be made as set forth in this SECTION 3.16.

                  (b) PROCEDURES FOR ANNUAL MEETINGS. The procedures to be followed for an annual meeting of shareholders are as follows:

                           (1) Nomination of individuals for election to the
Board and proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders,

                                    (A) pursuant to the corporation's notice of
meeting;

                                    (B) by or at the direction of the Board; or

                                    (C) by a shareholder, (i) who was a
shareholder of record both at the time of giving of notice provided for in this
SECTION 3.16(b) and at the time of the meeting and, in the case of proposals, who had continuously held at least $2,000 in market value or at least one percent (1%) of the corporation's securities entitled to be voted on the matter at the meeting for at least one year by the date of submission of the proposal to the corporation for inclusion on the agenda of the meeting; (ii) who is entitled to vote at the meeting; and (iii) who complied with the notice and other requirements set forth in this SECTION 3.16.

                           (2) For nominations or other business to be brought
properly before an annual meeting by a shareholder under SECTION 3.16(b)(1)(C), the shareholder must have given timely notice of it in writing to the secretary as provided in this SECTION 3.16 and, in the case of a proposal of business, that business must be a proper subject for action by the shareholder.

                           (3) As used in SECTION 3.16(b)(2), to be timely, a
shareholder's notice must be delivered to the secretary at the principal executive offices of the corporation and received not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the first anniversary of the release of the corporation's proxy statement to shareholders for the preceding year's annual meeting. However, in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the shareholder, to

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be timely, must be so delivered and received not earlier than the 150th day prior to that annual meeting and not later than the close of business on the later of the 120th day prior to that annual meeting or the 10th day following the day on which public announcement of the date of that meeting is first made.

                           (4) The shareholder's notice shall set forth the
following:

                                    (A) as to each person whom the shareholder
proposes to nominate for election or reelection as a director, (i) the name, age, business and residential addresses, and principal occupation or employment of each proposed nominee; (ii) the class and number of shares of capital stock of the corporation which are beneficially owned by that nominee on the date of that notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and the name of any other person or persons pursuant to which the nomination or nominations are to be made by the shareholder; (iv) all other information relating to that nominee that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A adopted pursuant to the Securities Exchange Act of 1934, as amended from time to time; and (v) the written consent of each proposed nominee to being named as a nominee in the proxy statement and to serve as a director of the corporation if so elected;

                                    (B) as to any other business that the
shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting that business at the meeting and any material interest in that business of the shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and

                                    (C) as to the shareholder giving the notice
and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of that shareholder, as they appear on the corporation's books, and of that beneficial owner, if any; (ii) the class and number of shares of stock of the corporation which are owned beneficially and of record by the shareholder and that beneficial owner, if any; and (iii) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or to propose such other business.

                           (5) The corporation may require any proposed nominee
to furnish any information, in addition to that furnished pursuant to SECTION 3.16(b)(4)(A), that the corporation may reasonably require to determine the eligibility of the proposed nominee to serve as a director of the corporation.

                           (6) Notwithstanding the provisions of SECTION
3.16(b)(3) to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the corporation at least one hundred thirty (130) days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice

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required under SECTION 3.16(b) shall also be considered timely, but only with respect to nominees for any new positions created by that increase, if the notice shall be delivered to and received by the secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which that public announcement is first made by the corporation.

                  (c) PROCEDURES FOR SPECIAL MEETINGS. The procedures to be followed for a special meeting of shareholders are as follows:

                           (1) Only such business shall be conducted and only
such proposals shall be acted upon at a special meeting of shareholders as shall have been brought before that meeting pursuant to the corporation's notice of meeting.

                           (2) Nominations of persons for election to the Board
may be made at a special meeting of shareholders at which directors are to be elected, (A) by or at the direction of the Board; or (B) provided that the notice of the special meeting states that the purpose, or one of the purposes, of that meeting is to elect directors at the meeting, by any shareholder who is a shareholder of record both at the time of giving of notice provided for in this SECTION 3.16 and at the time of the meeting, who is entitled to vote at the meeting and who complied with the notice and other requirements set forth in this SECTION 3.16.

                           (3) In the event the corporation calls a special
meeting of shareholders for the purpose of electing one or more directors to the Board, any such shareholder may nominate a person or persons, as the case may be, for election to that position as specified in the corporation's notice of meeting, if the notice containing the same information as would be required under SECTION 3.16(b)(2)-(6) for an annual meeting is delivered to and received by the secretary at the principal executive offices of the corporation not earlier than the 150th day prior to that special meeting and not later than the close of business on the later of the 120th day prior to that special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting or of the nominees proposed by the Board to be elected at that meeting.

                           (4) Proposals of business other than the nomination
of persons for election to the Board may be considered at a special meeting requested by shareholders in accordance with SECTION 3.2 only if the shareholders give a notice containing the same information as would be required under SECTION 3.16(b)(2)-(6) for an annual meeting at the time those shareholders requested the meeting.

                  (d) GENERAL PROVISIONS. The following provisions apply to shareholder meetings generally:

                           (1) Only persons who are nominated in accordance with
the procedure set forth in this SECTION 3.16 shall be eligible to serve as directors, and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this SECTION 3.16.

                           (2) The Board may reject any nomination or
shareholder proposal submitted for consideration at any meeting of shareholders which is not made in accordance with the provisions of this SECTION 3.16 or which is not a proper subject for shareholder action in accordance with provisions of applicable law.

                           (3) Should the Board fail to consider the validity of
a nomination or shareholder proposal, the presiding officer of the meeting shall have the power and duty, (A) to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the provisions of this SECTION 3.16 and is a proper subject for shareholder action in accordance with provisions of applicable law; and (B) if any proposed nomination or business is not in compliance with this SECTION 3.16 or is not a proper subject for shareholder action, to declare that the defective nomination or proposal is disregarded.

                           (4) The provisions of SECTION 3.16(d) shall not
prevent the consideration and approval or disapproval at the meeting of reports of officers, directors and committees of the Board. However, in connection with such reports, no new business shall be acted upon at the meeting unless stated, submitted and received in accordance with the provisions of this Section 3.16.

                           (5) For purposes of this SECTION 3.16, (A) "public
announcement" means disclosure in a press release reported by the Dow Jones News Service, Associated Press, Reuters or comparable news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Securities Exchange Act of 1934 or any successor provision; and (B) in no event shall the public announcement of a postponement or adjournment of a meeting commence a new time period for giving of a shareholder's notice pursuant to this SECTION 3.16.

                           (6) A shareholder may submit no more than one
proposal to the corporation for a particular meeting of shareholders. The proposal, including any accompanying supporting statement, may not exceed five hundred (500) words.

                           (7) The corporation may exclude a shareholder
proposal for any of the following substantive reasons: (A) would be improper under state law; (B) would be a violation of law; (C) would be a violation of proxy rules; (D) is a personal grievance or special interest; (E) is not relevant; (F) corporation lacks power or authority to implement; (G) relates to management functions; (H) relates to election; (I) conflicts with the corporation's proposal; (J) was substantially implemented; (K) substantially duplicates another proposal to be addressed at the meeting; (L) is a resubmission of another proposal; or (M) relates to a specific amount of dividend.

                           (8) Notwithstanding the other provisions of this
SECTION 3.16, a shareholder shall also comply with all applicable requirements of state law and the Securities Exchange Act of 1934 and the rules and regulations adopted under that act with respect to the matters set forth in this
SECTION 3.16. Nothing in this SECTION 3.16 shall be deemed to affect any rights of shareholders to request inclusion of proposals in, or the corporation's right to omit proposals from, the corporation's proxy statement pursuant to Rule 14a-8, as amended from time to time.

3.17     RATIFICATION.

         Any action taken by the corporation, the directors, or the officers which is subsequently authorized, approved, or ratified by vote of the number of shares that would have been sufficient to approve the action in the first instance, shall be valid and binding as though ratified by such shareholders of the corporation.

                                   ARTICLE IV
                               BOARD OF DIRECTORS

4.1      MANAGEMENT RESPONSIBILITY.

         The corporation shall have a Board of Directors, which shall be responsible for the exercise of all corporate powers. The Board shall manage the business, affairs, and property of the corporation.

4.2      COMMITTEES.

                  (a) CREATION. The Board may create one or more committees of directors. Each committee must have two or more members.

                  (b) APPROVAL OF COMMITTEES. The number of directors required to take action under SECTION 4.11 must approve the creation of a committee.

                  (c) RULES GOVERNING COMMITTEES. The rules governing meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board, under SECTIONS 4.10 through 4.15, apply to committees.

                  (d) POWERS OF COMMITTEES. Subject to the limitations stated in
SECTION 4.2(e), the Board shall specify the extent to which each committee may exercise the authority of the Board.

                  (e) LIMITATIONS ON COMMITTEE ACTION. A committee, to the extent provided in the Articles, these Amended and Restated Bylaws, or the resolution forming a committee, has the authority of the Board, except as prohibited by the Alaska Corporations Code, AS 10.06.468, as amended from time to time.

                  (f) MINUTES. All committees shall keep regular minutes of their meetings, which shall be included in the corporate minute books at the registered office of the corporation.

                  (g) NO RELIEF FROM RESPONSIBILITY. Neither the Board nor any director may be relieved of any responsibility imposed by law, the Articles, or these Amended and Restated Bylaws by designating a committee and delegating the Board's or the director's responsibilities to the committee.

4.3      DUTIES OF DIRECTORS.

                  (a) DUE CARE AND LOYALTY. Each person who is a director shall perform the duties of a director, including any duties the director may have as a member of any committee:

                           (1) In good faith;

                           (2) In a manner the director reasonably believes to
be in the best interests of the corporation;

                           (3) With the care an ordinarily prudent person in a
like position would use under similar circumstances; and

                           (4) Otherwise in accordance with Alaska Corporations
Code, AS 10.06.450.

                  (b) RIGHT TO RELY ON EXPERTS. In performing corporate duties, a director may rely on information, opinions, reports, or statements, including financial statements or other financial data prepared or presented by:

                           (1) One or more officers or employees of the
corporation whom the director reasonably believes to be reliable and competent in the matters presented;

                           (2) Legal counsel, public accountants, or other
persons concerning matters which the director reasonably believes to be within their professional or expert competence; or

                           (3) A committee, the deliberations of which the
director reasonably believes merits confidence, concerning matters within the committee's designated authority.

                  (c) FAILURE TO ACT IN GOOD FAITH. A director fails to act in good faith if the director relies on information provided by the above persons even though the director has knowledge concerning a particular matter that would make reliance on the information unwarranted.

4.4      NUMBER AND QUALIFICATION OF DIRECTORS.

         The Board shall be shall consist of no fewer than that number, or range of numbers, of directors from time to time designated in the Articles, the specific number to be set from time to time by resolution of the Board. The number of directors may be changed from time by resolution of the Board, provided that such increase or decrease in the number of directors complies with the requirements of the Alaska Corporations Code, AS 10.06.230 and AS 10.06.453, as such statutes may be amended from time to time. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Unless a director dies, resigns, or is removed, his or her term of office shall expire at the next annual meeting of the shareholders; provided, however, that a director shall continue to serve until his or her successor is elected, whichever is later. Directors need not be shareholders of the corporation or residents of the State of Alaska.

4.5      ELECTION OF DIRECTORS.

                  (a) INITIAL DIRECTORS; ANNUAL ELECTIONS. The terms of the initial directors will expire at the first annual meeting of shareholders. The shareholders shall elect successor directors at the first annual meeting of shareholders, and at each annual meeting thereafter.

                  (b) CUMULATIVE VOTING. The right to cumulate votes in the election of directors shall not exist with respect to shares of stock of this corporation.

                  (c) ELECTION. In any election of directors, the candidates elected are those who receive the largest number of votes cast by the shares entitled to vote in the election.

4.6      TERM OF OFFICE.

         Each director shall hold office for a one-year term until the next succeeding annual meeting, and thereafter until the director's successor is elected and qualified. If a director dies, resigns, or is removed, the director's replacement shall serve throughout the remaining portion of the director's term, and thereafter until the director's successor is elected and qualified.

4.7      VACANCY ON BOARD OF DIRECTORS.

         If a vacancy occurs on the Board, except for by reason of removal, the directors then in office may fill the vacancy by the affirmative vote of a majority of all the directors in office, even if a quorum is not present.

4.8      RESIGNATION.

         A director may resign at any time by delivering written notice to the chairman, the president, the secretary, or the Board. A resignation shall take effect when notice is delivered, unless the notice specifies a later effective date. The corporation need not accept a resignation for the resignation to be effective. A resignation shall not affect the rights of the corporation under any contract with the resigning director.

4.9      REMOVAL.

                  (a) SPECIAL MEETING. The shareholders may remove one or more directors, with or without cause, at a regular meeting or special meeting of shareholders called for that purpose. The notice requirements of such meeting must comply with Alaska Corporations Code, AS 10.06.410 and AS 10.06.460, as such statutes are amended from time to time.

                  (b) VOTING. The shareholders may remove a director by affirmative vote of the holders of a majority of the shares entitled to vote on the election of that director. A director may not be removed if votes sufficient to elect the director are voted against the director's removal.

                  (c) The Board may declare vacant the office of a director who has been declared of unsound mind by a court order.

4.10     MEETINGS.

                  (a) ANNUAL MEETING. The first meeting of each newly elected Board shall be known as the annual Board meeting. The Board shall hold the annual Board meeting, without notice, immediately after the annual shareholders' meeting or after any special shareholders' meeting at which new directors are elected. The Board shall hold the annual Board meeting at the same place as the annual shareholders' meeting unless the Board specifies another place by resolution.

                  (b) REGULAR MEETINGS. The Board may hold regular meetings at a place and on a day and hour fixed by resolution of the Board.

                  (c) SPECIAL MEETINGS. A special meeting of the Board or a committee of the Board may be called by the chairman, the president, vice president, the secretary, or a director. The Board shall hold the special meeting at the place and on the day and hour specified by the person calling the meeting.

                  (d) ADJOURNED MEETINGS. A majority of the directors present may vote to adjourn any meeting to another time and place even if the number of directors present or voting does not constitute a quorum. If the meeting is adjourned for more than forty-eight (48) hours, the secretary shall give notice of the time and place of the adjourned meeting to the directors who were not present at the time the meeting was adjourned.

4.11     QUORUM AND VOTING OF DIRECTORS.

                  (a) MAJORITY CONSTITUTES A QUORUM. A majority of the directors shall constitute a quorum for the transaction of business at a meeting, except as otherwise provided in this ARTICLE IV and ARTICLE V and by the Articles. The act of a majority of the directors present at a meeting at which a quorum is present is the act of the Board.

                  (b) ACTION IN ABSENCE OF A QUORUM. The Board may continue to transact business at a meeting at which a quorum was initially present. In order to take any action (other than adjournment) at a meeting at which a quorum is no longer present, the action must be approved by at least a majority of directors required to establish a quorum.

                  (c) DISSENT BY DIRECTOR. A director may abstain or dissent from any action taken. However, a director may not dissent or abstain if the director voted in favor of the action taken. A director who is present at a meeting when action is taken is deemed to have assented to the action taken unless:

                           (1) The director objects at the beginning of the
meeting to holding the meeting or to transacting business at the meeting;

                           (2) The director's dissent or abstention from the
action taken is entered in the minutes of the meeting; or

                           (3) The director delivers written notice of the
director's dissent or abstention to the chairman of the meeting before the Board adjourns the meeting or to the corporation within a reasonable time after the Board adjourns the meeting.

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

4.12     ATTENDANCE BY COMMUNICATIONS EQUIPMENT.

         The directors may participate in a meeting by means of any communications equipment which enables all persons participating in the meeting to hear each other simultaneously during the meeting. A director who participates by means of communications equipment is deemed to be present in person at the meeting.

4.13     ACTION BY DIRECTORS WITHOUT A MEETING.

         The Board may take any lawful action without a meeting if each director delivers a signed written consent, identical in content, to the corporation which describes the action to be taken. An action approved by consent shall have the same effect as an action approved by unanimous vote at a meeting duly held upon proper notice, and may be described as such in any document. All consents shall be inserted into the minute books as if they were the minutes of a Board meeting. An action taken by consent by the Board shall be effective when the last director signs the consent, unless the consent specifies a later effective date.

4.14     NOTICE OF MEETING.

                  (a) REGULAR MEETINGS. A regular meeting of the Board or a committee designated by the Board may be held without notice if the time and place of the meeting is fixed by resolution of the Board. The secretary may, but need not, issue notice of such meeting.

                  (b) SPECIAL MEETINGS. The secretary, or the person calling a special Board meeting, shall issue notice pursuant to ARTICLE IX of the date, time, and place of the meeting at least two (2) days preceding the day on which the meeting is to be held. Any Board meeting shall be properly called if each director either has received valid notice of the meeting, is present without objecting, or waives notice of the meeting pursuant to SECTION 4.14(c). The notice of any regular or special meeting of the Board need not specify the purpose of the meeting or the actions proposed for the meeting unless these Amended and Restated Bylaws or the Alaska Corporations Code so requires.

                  (c) WAIVER OF NOTICE. A director may waive notice before or after the date and time stated in the notice. A waiver shall be equivalent to receipt of notice. A director may waive notice by submitting a written waiver, signed by the director entitled to the notice, to the corporation for inclusion in the minutes or filing with the corporate records. A director also, by attending or participating in a meeting, waives any required notice of the meeting unless the director, at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

4.15     CHAIRMAN OF THE MEETING.

         The chairman shall serve as the chairman of the meeting of all Board meetings. In the absence of the chairman, the president or any other person appointed by the Board shall serve as the chairman of the meeting of a Board meeting.

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

4.16     COMPENSATION.

         The Board shall fix the amount or salary to be paid to each director for service as a director or for attendance at each meeting of the Board. Salary or payment for service as a director shall not preclude a director from serving the corporation in any other capacity or from receiving compensation for service in that other capacity.

4.17     LIABILITY FOR UNLAWFUL DISTRIBUTIONS.

                  (a) DIRECTOR'S LIABILITY. A director who votes for or assents to an unlawful distribution as set forth in the Alaska Corporations Code, AS 10.06.480, as amended from time to time, is personally liable to the corporation as set forth in the same statute unless the director complies with and performs the director's duties as set forth in SECTION 4.3 of these Amended and Restated Bylaws.

                  (b) RIGHT TO CONTRIBUTION. A director held liable for an unlawful distribution is entitled to contribution:

                           (1) From every other director who voted for or
assented to the action upon which the liability is based;

                           (2) From each shareholder for the amount the
shareholder accepted knowing the distribution was unlawful; and

                           (3) As otherwise allowed by Alaska Corporations Code,
AS 10.06.480, as amended from time to time.

                                    ARTICLE V
                               DIRECTOR CONFLICTS

5.1      FULL DISCLOSURE AND BOARD OR SHAREHOLDER APPROVAL.

                  (a) SHAREHOLDER OR BOARD APPROVAL FOR CONTRACTS AND TRANSACTIONS. A contract or other transaction between the corporation and one or more of its directors, or between the corporation and a corporation, firm, or association in which one or more of the directors of the corporation has a material financial interest, is neither void nor voidable because the director or directors or the other corporation, firm, or association are parties or because the director or directors are present at the meeting of the Board that authorizes, approves, or ratifies the contract or transaction, if the material facts as to the transaction and as to the director's interest are fully disclosed or known to the:

                           (1) Shareholders and the contract or transaction is
approved by the shareholders in good faith, with the shares owned by the interested director or directors not being entitled to vote; or

                           (2) Board, and the Board authorizes, approves, or
ratifies the contract or transaction in good faith by a sufficient vote without counting the vote of the interested director or directors, and the person asserting the validity of the contract or transaction sustains the burden of proving that the contract or transaction was just and reasonable as to the corporation at the time it was authorized, approved, or ratified.

                  (b) COMMON DIRECTORSHIPS. A common directorship does not alone constitute a material financial interest within the meaning of this section. A director is not interested within the meaning of this section in a resolution fixing the compensation of another director as a director, officer, or employee of the corporation, notwithstanding the fact that the first director is also receiving compensation from the corporation.

5.2      DIRECTORSHIPS ON OTHER CORPORATIONS OR ASSOCIATIONS

         A contract or other transaction between the corporation and another corporation, association, or entity of which one or more directors of the corporation are directors is neither void nor voidable because the director or directors are present at the meeting of the Board that authorizes, approves, or ratifies the contract or transaction, if the material facts of the transaction and the director's other directorship are fully disclosed or known to the Board and the Board authorizes, approves, or ratifies the contract or transaction in good faith by a sufficient vote without counting the vote of the common director or directors, or the contract or transaction is approved by the shareholders in good faith. This subsection does not apply to contracts or transactions covered by SECTION 5.1.

5.3      INTERESTED DIRECTORS COUNTED FOR QUORUM

         Interested or common directors may be counted in determining the presence of a quorum at a meeting of the Board that authorizes, approves, or ratifies a contract or transaction.

                                   ARTICLE VI
                                 INDEMNIFICATION

6.1      INDEMNIFICATION DEFINITIONS.

         For purposes of this Article:

                  (a) "Corporation" includes any domestic or foreign predecessor entity of a corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

                  (b) "Director" means an individual who is or was a director of the corporation or an individual who, while a director of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the corporation's request if the director's duties to the corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

                  (c) "Expenses" include attorneys' fees and costs.

                  (d) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

                  (e) "Official capacity" means:

                           (1) When used with respect to a director, the office
of director in the corporation; and

                           (2) When used with respect to an individual other
than a director, as contemplated in SECTION 6.6, the office in the corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation. However, "official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.

                  (f) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

                  (g) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal.

6.2      INDEMNIFICATION.

                  (a) RIGHT TO INDEMNITY. Except as provided in SECTION 6.2(d), the corporation shall indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if:

                           (1) The individual acted in good faith; and

                           (2) The individual reasonably believed:

                                    (A) In the case of conduct in the
individual's official capacity with the corporation, that the individual's conduct was in the corporation's best interests, and with respect to a director or officer, met the standards of conduct as set forth in Alaska Corporations Code, AS 10.06.450 and/or AS 10.06.483, as such statutes are amended from time to time; and

                                    (B) In all other cases, that the
individual's conduct was at least not opposed to the corporation's best interests; and

                                    (C) In the case of any criminal proceeding,
the individual had no reasonable cause to believe the individual's conduct was unlawful.

                  (b) CONDUCT CONCERNING EMPLOYEE BENEFIT PLANS. A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of SECTION 6.2(a)(2)(B).

                  (c) LEGAL PROCEEDINGS. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

                  (d) LIMITS ON INDEMNITY. The corporation shall not indemnify a director under this section:

                           (1) In connection with a proceeding by or in the
right of the corporation in which the director is adjudged liable to the corporation;

                           (2) In connection with any other proceeding charging
improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director; or

                           (3) If such indemnification would otherwise be
prohibited by the Alaska Corporations Code, AS 10.06.490.

                  (e) COVERAGE OF REASONABLE EXPENSES. Indemnification provided under this ARTICLE VI in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

6.3      ADVANCES FOR EXPENSES.

                  (a) ADVANCES. The corporation shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

                           (1) The director furnishes the corporation a written
affirmation of the director's good faith belief that the director has met the standard of conduct described in SECTION 4.3; and

                           (2) The director furnishes the corporation a written
undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that the director did not meet the standard of conduct.

                  (b) DIRECTOR'S UNDERTAKING. The undertaking required by
SECTION 6.3(a)(2) must be an unlimited general obligation of the director, but need not be secured and may be accepted without reference to financial ability to make repayment if the Board determines that the risk the advance will not be repaid is reasonable under the circumstances. Such determination shall be made by the Board by majority vote of a quorum consisting of directors not at the time parties to the proceeding.

6.4      DETERMINATION AND AUTHORIZATION OF INDEMNIFICATION.

                  (a) DETERMINATION OF PROPER CONDUCT. The corporation shall not indemnify a director under SECTION 6.2 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in SECTION 6.2.

                  (b) BOARD DETERMINATION. The determination shall be made:

                           (1) By the Board by majority vote of a quorum
consisting of directors not at the time parties to the proceeding;

                           (2) If a quorum cannot be obtained under SECTION
6.4(b)(1), by majority vote of a committee duly designated by the Board (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

                           (3) By special legal counsel:

                                    (A) Selected by the Board or its committee
in the manner prescribed in SECTION 6.4(b)(1) or (2); or

                                    (B) If a quorum of the Board cannot be
obtained under SECTION 6.4(b)(1) and a committee cannot be designated under
SECTION 6.4(b)(2), selected by majority vote of the full Board (in which selection directors who are parties may participate); or

                           (4) By the shareholders, but shares owned by or voted
under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

                  (c) AUTHORIZATION OF INDEMNIFICATION. Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under SECTION 6.4(b)(3) to select counsel.

6.5      SHAREHOLDER AUTHORIZED INDEMNIFICATION AND ADVANCEMENT OF EXPENSES.

         If authorized by the Articles, any Bylaw adopted or ratified by the shareholders, or any resolution adopted or ratified, before or after the event, by the shareholders, the corporation shall have power to make or agree to indemnify a director made a party to a proceeding, or obligate itself to advance or reimburse expenses incurred in a proceeding, without regard to the limitations in SECTIONS 6.2, 6.3 and 6.4; provided that no such indemnity shall indemnify any director from or on account of:

                  (a) Acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law;

                  (b) Conduct of the director finally adjudged to be in violation of SECTION 4.17;

                  (c) Any transaction with respect to which it is finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled; or

                  (d) Any actions prohibited from indemnification pursuant to Alaska Corporations Code, AS 10.06.490, as amended from time to time.

6.6      INDEMNIFICATION OF OFFICERS, EMPLOYEES, AND AGENTS.

         The corporation shall indemnify and advance expenses under SECTIONS 6.2 through 6.5 to an officer, employee, or agent of the corporation who is not a director to the same extent as to a director.

6.7      INSURANCE.

         The corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify the individual against the same liability under SECTION 6.2.

6.8      REPORT TO SHAREHOLDERS.

         If the corporation indemnifies or advances expenses to a director under
SECTION 6.2, 6.3, or 6.5 in connection with a proceeding by or in the right of the corporation, the corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders' meeting.

                                   ARTICLE VII
                                    OFFICERS

7.1      OFFICERS AND THEIR DUTIES.

         The corporation shall have a president, a secretary, a treasurer, and other officers, if so elected by the Board, with titles and duties as stated in these Amended and Restated Bylaws or determined by the Board and as may be necessary to enable the corporation to sign instruments and share certificates. The following officers, if so elected or appointed, shall have the duties enumerated below:

                  (a) CHAIRMAN OF THE BOARD. The chairman, if so elected, shall be a director and shall perform the duties assigned to the chairman by the Board. The chairman shall preside at all meetings of the shareholders and at all meetings of the Board. The chairman may sign deeds, mortgages, bonds, contracts, or other instruments, unless these powers have been expressly delegated by the Board to some other officer or agent of the corporation or are otherwise required by law to be signed or executed by some other officer or in some other manner. If the president dies or becomes unable to act, the chairman shall perform the duties of the president, except as may be limited by resolution of the Board.

                  (b) PRESIDENT.

                           (1) The president shall be the chief executive
officer of the corporation unless some other officer is so designated by the Board. The president shall supervise and control the assets, business, and affairs of the corporation. If no chairman has been elected, the president shall

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

be a director. The president may sign certificates for shares of the corporation, deeds, mortgages, bonds, contracts, or other instruments, unless these powers have been expressly delegated by the Board to some other officer or agent of the corporation. The president shall vote shares in other corporations that are owned by the corporation, unless the Board prescribes otherwise. The president shall perform all duties incident to the office of president and any other duties the Board may prescribe.

                           (2) The president may appoint one or more assistant
secretaries and assistant treasurers, as the president deems necessary.

                  (c) VICE PRESIDENTS. The Board may designate one or more vice presidents or other officers and assistant officers as the Board determines is necessary or advisable, or the Board may delegate that power to the president. The vice presidents shall have the powers and perform the duties accorded to them by the Board, the Articles, these Amended and Restated Bylaws, or delegated to them by the chairman or the president. If no chairman has been elected, in the absence or disability of the president, the vice president designated by the Board shall perform the duties of the president. When so acting, the designated vice president shall have all the powers of, and be subject to the same restrictions as is the president. However, a vice president may not preside as the chairman of a Board meeting unless that vice president is also a director.

                  (d) SECRETARY.

                           (1) The secretary, or his designated agent, shall:

                                    (A) Prepare the minutes of meetings of the
directors and of the shareholders, keep the minutes in one or more books provided for that purpose, and be responsible for authenticating the records of the corporation;

                                    (B) Ensure that all notices are given in
accordance with the provisions of SECTIONS 3.6, 4.14 and ARTICLE IX of these Amended and Restated Bylaws and as required by law;

                                    (C) Serve as custodian of the corporate
records and the corporate seal, and ensure that the seal is affixed to all documents requiring the corporation's seal, provided that the document has been duly authorized for execution;

                                    (D) Keep a register of the address of each
shareholder, director, and officer;

                                    (E) Sign certificates representing the
authorized shares of the corporation;

                                    (F) Maintain the stock transfer books of the
corporation pursuant to the provisions of SECTION 2.7;

                                    (G) Appoint a registrar or transfer agent to
oversee the stock transfer books;

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

                                    (H) When required by law or resolution of
the Board, sign the corporation's deeds, mortgages, bonds, contracts, or other instruments; and

                                    (I) Perform all other duties incident to the
office of secretary or assigned by the president or the Board.

                           (2) In the absence of the secretary, an assistant
secretary may perform the duties of the secretary.

                  (e) TREASURER.

                           (1) The treasurer shall:

                                    (A) Take custody of and account for all
funds and securities held by the corporation;

                                    (B) Receive and give receipts for sums due
to the corporation, and deposit those sums in the name of the corporation in banks, trust companies, or other depositories which the Board may select in accordance with the provisions of these Amended and Restated Bylaws; and

                                    (C) Perform all other duties incident to the
office of treasurer or assigned to the treasurer by the president or the Board.

                           (2) In the absence of the treasurer, an assistant
treasurer may perform the duties of the treasurer.

                  (f) ADDITIONAL DUTIES; OTHER OFFICERS AND AGENTS. The Board may assign any officer any additional title that the Board deems appropriate. The Board may delegate to any officer or agent the power to appoint assistant officers or agents and to prescribe the terms of office, authorities, and duties of such assistant officers or agents.

                  (g) AUTHORITY TO ENTER CONTRACTS AND TO ISSUE CHECKS AND DRAFTS. The Board may authorize any officer or agent of the corporation to enter into contracts or to execute and deliver instruments in the name of and on behalf of the corporation. The Board may grant either general or limited authority to its officers and agents to make contracts or execute instruments. The Board shall authorize certain officers or agents of the corporation to sign the corporation's checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation.

7.2      QUALIFICATIONS.

         None of the officers is required to be a director, except as specified in SECTION 7.1. The same person may hold two or more corporate offices, except that one person may not hold the offices of president and secretary at the same time, unless all of the issued and outstanding stock of the corporation is owned by one person, then such person may hold all or any combination of offices.

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

7.3      STANDARDS OF CONDUCT FOR OFFICERS.

                  (a) DUE CARE AND LOYALTY. An officer with discretionary authority shall discharge the officer's duties under that authority:

                           (1) In good faith;

                           (2) With the care an ordinarily prudent person in a
like position would exercise under similar circumstances; and

                           (3) In a manner the officer reasonably believes to be
in the best interests of the corporation.

                  (b) RIGHT TO RELY ON EXPERTS. In performing the officer's duties, the officer may rely on information, opinions, reports, or statements, including financial statements and other financial data prepared or presented by:

                           (1) One or more officers or employees of the
corporation whom the officer reasonably believes to be reliable and competent in the matters presented; or

                           (2) Legal counsel, public accountants, or other
persons concerning matters the officer reasonably believes to be within their professional or expert competence.

                  (c) FAILURE TO ACT IN GOOD FAITH. An officer fails to act in good faith if the officer relies on information provided by the above persons even though the officer has knowledge that makes reliance on the information unwarranted.

7.4      BONDS.

         The Board may require any officer to post a bond to ensure that the officer faithfully performs the duties of the office, and that in case of the death, resignation, retirement or removal of the officer, the officer returns all books, papers, vouchers, money and other property in the officer's possession or under the officer's control which belongs to the corporation. The bond shall be in the amount and with any sureties required by the Board.

7.5      DELEGATION.

         The Board may delegate the powers and duties of an officer who is absent or unable to act to any officer, director, or other person.

7.6      ELECTION AND TERM OF OFFICE.

           The Board shall elect the officers at the annual Board meeting. If the Board fails to elect the officers at the meeting, it shall convene a meeting to elect the officers as soon thereafter as possible. Each officer shall hold office for a one-year term until the next succeeding annual Board meeting, or until the officer's successor is elected and qualified, unless the officer dies, resigns, or is removed.

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

7.7      VACANCIES.

         The Board may fill a vacancy in any office created because of the death, resignation, removal, or disqualification of an officer, because of the creation of a new office, or for any other cause.

7.8      RESIGNATION.

         An officer may resign at any time by delivering written notice to the chairman, the president, any vice president, the secretary, or to each member of the Board. An officer's resignation shall take effect at the time specified in the notice or, if the time is not specified, when the notice is delivered. The corporation need not accept a resignation for the resignation to be effective. A resignation shall not affect the rights of the corporation under any contract with the resigning officer.

7.9      REMOVAL.

         The Board may remove an officer or agent of the corporation, with or without cause. The corporation's action to remove the officer or agent shall not affect the officer's contract rights against the corporation. Any officer or assistant officer, if appointed by another officer, may be removed by any officer authorized to appoint officers or assistant officers.

7.10     COMPENSATION.

         The Board shall set the compensation for the officers and the other agents and employees of the corporation. The Board may delegate the authority to set the compensation of the officers, agents, and employees to the president. No officer may be prevented from receiving compensation as an officer solely because the officer is also a director of the corporation.

                                  ARTICLE VIII
                           DIVIDENDS AND DISTRIBUTIONS

8.1      DISTRIBUTIONS.

         The Board may authorize and the corporation may make distributions of cash or other property in the form of a dividend or the purchase, redemption, or other acquisition of the corporation's shares, unless after making the distribution:

                  (a) The corporation would be unable to pay its debts as they become due in the usual course of business;

                  (b) The corporation's total assets would be less than the sum of its total liabilities plus the amount needed, if the corporation were dissolved at the time of distribution, to satisfy the preferential rights of shareholders whose preferential rights are superior to the shareholders who receive the distribution; or

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

                  (c) Such distribution would be otherwise prohibited by the Alaska Corporations Code, AS 10.06.358 through AS 10.06.368, as each such statute may be amended from time to time.

8.2      MEASURE OF EFFECT OF DISTRIBUTION.

         For purposes of determining whether a distribution may be authorized by the Board and paid by the corporation under SECTION 8.1, the effect of distribution shall be measured as follows:

                  (a) In the case of a distribution of indebtedness which requires the corporation to make principal and interest payments only if those payments would qualify as an allowable distribution under SECTION 8.1, each payment of principal and interest must qualify as a separate distribution, the effect of which shall be measured on the date the payment is actually made.

                  (b) In the case of a distribution made through the purchase, redemption, or other acquisition of the corporation's shares, the effect of the distribution shall be measured as of the earlier of:

                           (1) The date on which any money or other property is
transferred to the shareholders;

                           (2) The date on which any debt is incurred by the
corporation; or

                           (3) The date on which the shareholder ceases to be a
shareholder with respect to the acquired shares.

                  (c) In the case of a distribution of indebtedness other than that described in SECTION 8.2(a), the effect of the distribution shall be measured as of the date the indebtedness is distributed.

                  (d) In any other case, the effect of the distribution shall be measured either:

                           (1) As of the date on which the distribution is
authorized, if the corporation paid the distribution within one hundred twenty
(120) days after the date of authorization; or

                           (2) As of the date of payment if such date occurs
more than one hundred twenty (120) days after the date of authorization.

8.3      SHARE DIVIDENDS.

                  (a) ISSUANCE TO ALL SHAREHOLDERS. The corporation may issue a share dividend by issuing shares pro rata to all shareholders or to the shareholders of one or more classes or series.

                  (b) ISSUANCE TO CLASS OF SHAREHOLDERS. Shares of one class or series may not be issued as a share dividend in respect of shares of another class or series unless:

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

                           (1) The Articles so authorize;

                           (2) A majority of the votes entitled to be cast by
the class or series to be issued approve the issue; or

                           (3) There are no outstanding shares of the recipient
class or series to be issued.

8.4      CLOSURE OF THE STOCK TRANSFER BOOKS.

                   The Board may close the stock transfer books for a period of not more than seventy (70) days for the purpose of making a distribution.

8.5      RESERVES.

                  The corporation may, before making any distribution, set aside certain amounts to serve as a reserve fund to meet contingencies, or for any other purpose. Any funds not distributed by the corporation at the end of any fiscal year shall be deemed to have been thus set aside as a reserve until the Board otherwise disposes of the funds.

                                   ARTICLE IX
                                     NOTICES

9.1      METHOD OF NOTICE.

                  (a) GENERAL. In general, notices called for under these Amended and Restated Bylaws shall be given in writing.

                  (b) METHODS OF COMMUNICATION. Except as otherwise provided in these Amended and Restated Bylaws, notice may be communicated in person; by telephone, email, facsimile, teletype, or other form of wire or wireless communication; or by mail or private carrier.

                  (c) EFFECTIVE DATE OF NOTICE TO SHAREHOLDER. Written notice to a shareholder, if mailed, is considered effective and delivered when deposited with postage prepaid in the United States mail addressed to the shareholder at the address of the shareholder as it appears on the stock transfer books of the corporation, or if the shareholder has filed with the secretary a written request that notice be mailed to a different address, addressed to the shareholder at the requested address.

                  (d) NOTICE TO THE CORPORATION. Written notice to the corporation may be addressed to its registered agent at its registered office or to the corporation at the address of its principal place of business as shown in the most recent annual report.

                  (e) EFFECTIVE DATE OF NOTICE TO OTHER PARTIES. Except as provided above, written notice to other parties shall be effective at the earliest of:

                           (1) The time of receipt;

                           (2) The date shown on the return receipt if sent by
registered mail; or

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

                           (3) Five (5) days after the notice was deposited in
the U.S. first class mail, postage prepaid.

9.2      ORAL NOTICE.

         The persons convening any meeting of the Board or a committee may give oral notice of the meeting, which may be communicated in person or by telephone, email, fax, wire, or wireless communication. Oral notice is effective when communicated if the notice is communicated in a comprehensible manner. Oral notice may be communicated either to the director or to a person who the person giving the notice has reason to believe will promptly communicate the notice to the director.

                                    ARTICLE X
                                CORPORATE RECORDS

10.1     MAINTENANCE OF CORPORATE RECORDS.

         The corporation shall keep the corporation's minute books and all other official records of all meetings at its registered office or principal place of business. The corporation shall keep all minutes and records in written form, or in a form which may be easily converted to written form. The corporation shall maintain in its records the following items:

                  (a) The Articles or restated Articles and all amendments to the Articles;

                  (b) The current Bylaws or restated Bylaws and all amendments to the Bylaws;

                  (c) The minutes of all shareholders', Board and committee meetings and records of all actions taken by the shareholders, the Board, or a committee without a meeting;

                  (d) All financial statements for the past three (3) years;

                  (e) All written communications made to the shareholders within the last three (3) years;

                  (f) A register of names and business addresses of each shareholder, director and officer;

                  (g) The last three (3) annual reports; and

                  (h) The stock transfer books of the corporation, as described in SECTION 2.7.

10.2     SHAREHOLDER'S RIGHT TO INSPECT AND COPY RECORDS.

         The corporation shall make its books and records of account and any of the records of the corporation described in SECTION 10.1, or certified copies of such documents, reasonably available for inspection and copying at the registered office or principal place of business by a shareholder. Such shareholder inspection shall be upon written demand, made in good faith, and stating with reasonable particularity the purpose of the inspection. The

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

inspection may be in person or by agent or attorney, during business hours only and for a proper purpose. Only books and records of account, minutes, and the records of shareholders directly connected to the stated purpose of the inspection may be inspected and copied. An officer or agent who, or a corporation that, refuses to allow a shareholder, or agent or attorney of the shareholder, to examine and make copies as set forth in this SECTION 10.2 is liable to the shareholder as set forth in Alaska Corporations Code, AS 10.06.430, as amended from time to time.

10.3     SCOPE OF INSPECTION RIGHT.

                  (a) SHAREHOLDER'S AGENT. A shareholder's agent or attorney has the same inspection and copying rights as the shareholder.

                  (b) COPIES. A shareholder may obtain copies of the corporation's records made by photographic, xerographic, or other reasonable means, including copies in electronic or other non-written form if the shareholder so requests.

                  (c) CHARGE FOR COPYING. The corporation may charge the shareholder for the reasonable costs of labor and materials used to produce copies of any records provided to the shareholder. The charges may not exceed the estimated cost of producing or reproducing the records.

                  (d) RECORD OF SHAREHOLDERS. The corporation may comply with a shareholder's demand to inspect the record of shareholders by providing the shareholder with a list of shareholders that was compiled no earlier than the date of the shareholder's demand.

10.4     ANNUAL REPORT.

         The Board shall prepare and send an annual report to the shareholders not later than one hundred eighty (180) days after the close of the fiscal year or the date on which notice of the annual meeting in the next fiscal year is sent, whichever is first. The corporation is exempt from this requirement if it has less than one hundred (100) holders of record of its shares. The annual report shall comply with all reporting requirements of the Alaska Corporations Code, AS 10.06.433, as amended from time to time. The corporation shall ensure that the information in the annual report is current as of the date the corporation executes the annual report.

                                   ARTICLE XI
                                FINANCIAL MATTERS

11.1     BOOKS AND RECORDS OF ACCOUNT.

         The corporation shall maintain correct and complete books, financial statements, and records of account. The corporation shall keep its books and records of account and prepare its financial statements in accordance with generally accepted accounting principles, which shall be applied on a consistent basis from period to period. The books, records of account, and financial statements shall be in written form or in any other form capable of being converted into written form within a reasonable time.

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

11.2     BALANCE SHEET AND INCOME STATEMENT.

                  (a) ANNUAL BALANCE SHEET AND INCOME STATEMENT. The corporation shall prepare annually (i) a balance statement showing in reasonable detail the financial condition of the corporation as of the close of its fiscal year and
(ii) an income statement showing the results of the corporation's operations during its fiscal year. The corporation shall prepare these statements not later than required to meet the time obligations of sending the annual report in
SECTION 10.4. These statements shall be prepared in accordance with generally accepted accounting principles which shall be applied on a consistent basis from period to period. The president, an authorized officer, or the independent accountant who prepared the financial statements, shall prepare a certificate to accompany the annual financial reports attesting to the fact that the preparer used generally accepted accounting principles in preparing the financial statements, and describing any respects in which the statements were prepared on a basis of accounting which was not consistent with statements prepared for the preceding year.

                  (b) COPIES TO FIVE PERCENT SHAREHOLDERS. A shareholder or shareholders holding at least five percent (5%) of the outstanding shares of a class of the corporation may make a written request to the corporation for an income statement of the corporation for a three-month, six-month, or nine-month period of the current fiscal year that ended more than thirty (30) before the date of the request and a balance sheet of the corporation as of the end of the period and, in addition, if an annual report for the last fiscal year has not been sent to shareholders, the statements required by SECTION 10.4 for the last fiscal year. The statement shall be delivered or mailed to the person making the request within thirty (30) days of the request. A copy of the statements shall be kept on file in the principal office of the corporation for twelve (12) months and they shall be exhibited at all reasonable times to a shareholder demanding an examination of the statements, or a copy of the statements shall be mailed to that shareholder.

                  (c) COPIES TO OTHER SHAREHOLDERS. The corporation shall mail promptly, upon written request by a shareholder, a copy of the last annual, semiannual or quarterly income statement that it has prepared and a balance sheet as of the end of the period.

11.3     DEPOSITS.

         The officers shall cause all funds of the corporation not otherwise employed to be deposited to the credit of the corporation in such banks, trust companies, or other depositories as the treasurer may select.

11.4     LOANS.

                  (a) TO THE CORPORATION. The corporation may not borrow money or issue evidences of indebtedness unless the Board authorizes the action. The corporation shall make no loans which are secured by its own shares, except for indebtedness representing the unpaid purchase price of the corporation's shares.

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

                  (b) TO DIRECTORS OR OFFICERS. A loan may not be extended to an officer or employee without authorization by the Board. A loan may not be extended to a director without the approval of two-thirds (2/3) of the voting shares. A loan to an officer, employee, or director shall conform to the requirements of Alaska Corporations Code, AS 10.06.485.

11.5     FISCAL YEAR.

         The corporation shall use a calendar year fiscal year unless the Board expressly determines otherwise.

                                   ARTICLE XII
                        AMENDMENT OF ARTICLES AND BYLAWS

12.1     AMENDMENT OF ARTICLES.

                  (a) BY THE BOARD. The Board may, by majority vote and without shareholder action, amend the Articles:

                           (1) To delete the names and addresses of the initial
directors, the initial registered agent, and the registered office of the corporation;

                           (2) To change each issued and unissued authorized
share of an outstanding class into a greater number of whole shares if the corporation has only shares of that class outstanding; or

                           (3) To make any other changes permitted by the Alaska
Corporations Code, AS 10.06.504 and AS 10.06.506, as such statutes are amended from time to time, without shareholder action.

                  (b) BY THE BOARD AND SHAREHOLDERS. The Board may submit to the shareholders for approval one or more proposed amendments to the Articles. Following notice to all shareholders of a shareholders' meeting in accordance with the provisions of SECTION 3.6(b), the shareholders may adopt the proposed amendment if a majority of the votes entitled to vote on each amendment, to include those set forth in Alaska Corporations Codes, AS 10.06.506, approve.

12.2     RESERVED.

12.3     AMENDMENT OF BYLAWS BY THE BOARD.

         The Board are expressly and exclusively authorized, to the exclusion of shareholders, to amend, alter, or repeal these Amended and Restated Bylaws by vote of a majority of the Board at any meeting of the Board, or by unanimous written consent of the Board, except as provided in Alaska Corporations Code, AS 10.06.230, as amended from time to time. The Amended and Restated Bylaws may be amended at a special meeting of the Board only if notice of the proposed amendment was contained in the notice of the meeting.

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

                                  ARTICLE XIII
                                 CORPORATE SEAL

         The Board of Directors may adopt a corporate seal in a form and with an inscription to be determined by the Board. The seal shall be in the form of a circle and shall contain the name of the corporation and the year of incorporation. The application of or failure to apply the seal to any document or instrument shall not affect the validity of the document or instrument.

                                   ARTICLE XIV
                                  MISCELLANEOUS

14.1     INSPECTOR OF ELECTIONS.

         Before any annual meeting of shareholders, the Board may appoint an inspector of elections. If the Board does not appoint an inspector of elections, then the chairman of the meeting may appoint an inspector of elections to act at the meeting. If the person appointed as inspector of elections fails to act, the chairman of the meeting may appoint a person to act in the place of the appointed inspector of elections. The chairman of the meeting shall appoint an inspector of elections if requested to do so by any shareholder or shareholder's proxy.

14.2     DUTIES OF INSPECTOR OF ELECTIONS.

         The inspector of elections shall:

                  (a) Determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, whether a quorum is present, and, with the advice of legal counsel to the corporation, the authenticity, validity, and effect of proxies;

                  (b) Receive votes, ballots, or consents;

                  (c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

                  (d) Count and tabulate all votes or consents;

                  (e) Determine the result of any vote; and

                  (f) Do any other acts that may be necessary to conduct the election or vote with fairness to all shareholders.

14.3     RULES OF ORDER.

                  (a) ROBERT'S RULES GOVERN. The rules contained in the most recent edition of Robert's Rules of Order, Revised, shall govern all meetings of shareholders and directors where those rules do not conflict with the Articles or the Amended and Restated Bylaws.

                  (b) CHAIRMAN OF MEETING. The chairman of the meeting shall have absolute authority over matters of procedure. There shall be no appeal from a procedural ruling by the chairman of the meeting. The chairman of the meeting may dispense with the rules of parliamentary procedure for any meeting or any part of a meeting. The chairman shall clearly state the rules under which any meeting or part of a meeting will be conducted.

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

                  (c) ADJOURNMENT DUE TO DISORDER. If disorder should arise which prevents continuation of the legitimate business of any meeting, the chairman of the meeting may adjourn the meeting. Any meeting so adjourned may be reconvened in accordance with SECTIONS 3.3 and 4.10 of these Amended and Restated Bylaws.

                  (d) REMOVAL OF PERSONS NOT SHAREHOLDERS. The chairman may require anyone who is not a bona fide shareholder of record or the proxy of a shareholder of record to leave any shareholders' meeting.

                  (e) MATTERS THE PROPER SUBJECT OF ACTION. The shareholders may consider and vote on a resolution or motion at a shareholders' meeting only if:

                           (1) The resolution or motion was proposed by a
shareholder or the duly authorized proxy of a shareholder; and

                           (2) The resolution or motion was seconded by an
individual who is a shareholder or the duly authorized proxy of a shareholder other than the person who proposed the resolution or motion.

14.4     NUMBER AND GENDER.

         When required by the context:

                  (a) The word "it" will include the plural and the word "its" will include the singular;

                  (b) The masculine will include the feminine gender and the neuter, and vice versa; and

                  (c) The word "person" will include corporation, firm, partnership or any other form of association.

14.5     SEVERABILITY.

         If any provision of these Amended and Restated Bylaws or any application of any provision is found to be unenforceable, the remainder of the Amended and Restated Bylaws shall be unaffected. If the provision is found to be unenforceable when applied to particular persons or circumstances, the application of the provision to other persons or circumstances shall be unaffected.

                                   ARTICLE XV
                                 AUTHENTICATION

         The foregoing Amended and Restated Bylaws were read, approved, and duly adopted by the Board on the 31st day of March, 2003. The president and secretary were empowered to authenticate these Amended and Restated Bylaws by their signatures below.



                                                         /s/ Perry T. Massie
                                                     --------------------------
                                                     Perry T. Massie, President

ATTEST:

   /s/ Thomas H. Massie
---------------------------
Thomas H. Massie, Secretary

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